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                                                                    EXHIBIT 99.3


                         BRUSH ENGINEERED MATERIALS INC.

                          GOVERNANCE COMMITTEE CHARTER
           (as adopted by the Board of Directors on February 3, 2004)

PURPOSES

The Governance Committee of the Board of Directors of Brush Engineered Materials Inc. (a) identifies individuals qualified to become Board members, consistent with criteria approved by the Board, (b) recommends candidates to fill Board vacancies and newly-created director positions, (c) recommends whether incumbent directors should be nominated for re-election to the Board upon the expiration of their terms, (d) recommends Board members to the Board for committee membership, (e) administers and reviews director compensation, including director stock and incentive programs, (f) develops and recommends corporate governance principles applicable to the Board and the Company's employees, and
(g) oversees the evaluation of the Board and management of the Company.

COMPOSITION

NUMBER. The size of the Committee shall be determined by the Board, subject to any requirements or limitations in the Company's articles of incorporation or code of regulations. The Board believes that the Committee should always have at least three members.

QUALIFICATIONS. Each Committee member will be "independent" under the rules of the New York Stock Exchange. Desirable qualifications for Committee members include experience in corporate governance, business management, personnel or human resources management, and organizational behavior.

APPOINTMENT. The Board will appoint the members based on recommendations of the Governance Committee. Each Committee member serve at the pleasure of the Board and for such term or terms as the Board may determine.

DUTIES AND RESPONSIBILITIES

The Committee has the following duties and responsibilities:

      1. Identify New Director Candidates. The Committee shall identify individuals believed to be qualified to become Board members and recommend candidates to the Board to fill new or vacant positions. In recommending candidates, the Committee shall consider such factors as it deems appropriate, consistent with the factors in the Company's Policy Statement on Significant Corporate Governance Issues. These factors may include judgment, skill, diversity, integrity, experience with businesses and other organizations of comparable size, the interplay of
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            the candidate's experience with the experience of other Board members, and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board. The Committee shall also review the qualifications of, and make recommendations to the Board regarding, director nominations submitted to the Company in accordance with the Company's code of regulations or otherwise, and review and evaluate any shareholder proposals relating to the nomination by shareholders of any candidates to the Board or the right of any shareholder to do so.

      2. Evaluate Incumbent Directors. The Committee shall evaluate whether an incumbent director should be nominated for re-election to the Board upon expiration of such director's term. The Committee will use the same factors established for new director candidates to make its evaluation and will also take into account the incumbent director's performance as a Board member.

      3. Recommend Committee Members. The Committee shall recommend candidates for appointment to the Company's standing committees in accordance with the policies and principles in the committees' charters and taking into consideration such other factors as it deems appropriate including business experience and the interplay of the candidate's experience with that of the other committee members.

      4. Corporate Governance Guidelines. At least annually, the Committee shall review the Company's Policy Statement on Significant Governance Issues and recommend changes to the entire Board, if appropriate.

      5. Oversee evaluations of the Board and management of the Company. The Committee shall oversee the evaluation of the Board and management of the Company in accordance with the Company's Policy Statement on Significant Governance Issues.

      6. Administer Equity Incentive Plans of Directors. The Committee shall administer the Company's equity incentive plans with respect to directors of the Board. The Committee shall approve grants of stock options and other equity or equity-based awards to such directors in the manner, and on terms and conditions prescribed by, the Company's equity incentive plans.

      7. Recommend Incentive Plans of Directors. The Committee shall make recommendations to the Board with respect to incentive compensation plans and equity based plans, such as stock option plans, for directors of the Board.

      8. Review Director Compensation. In accordance with the Company's Policy Statement on Significant Corporate Governance Issues, the Committee shall periodically review director compensation in relation to other comparable companies and in light of such factors the Committee deems


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            appropriate. The Committee shall discuss this review with the Board.
            Any change in director compensation shall be approved by the entire Board.

      9. Review Possible Conflicts of Interest. The Committee shall consider possible conflicts of interest of Board members and management and make recommendations to prevent, minimize, or eliminate such conflicts of interest. Consistent with the New York Stock Exchange listing requirements and the Company's Code of Business Conduct and Ethics, the Board will cause the Company to promptly disclose any waiver of the Company's conflict of interest policy for a director or executive officer.

      10. Recommendations as to the Board. The Committee shall make recommendations regarding the appropriate size of the Board and the effectiveness of the Board in fulfilling its obligations to the Company and its shareholders.

      11. Board Reports. At least annually, the Committee shall report its activities to the Board and in such manner and at such times as the Committee or the Board deems appropriate. This report shall include the Committee's assessment of the Board's performance and procedures.

      12. Other Delegated Duties or Responsibilities. The Committee shall perform any other duties or responsibilities delegated to the Committee by the Board from time to time.

MEETINGS

The Committee shall meet as frequently as necessary to carry out its responsibilities under this Charter. The Committee Chair shall, in consultation with the other members of the Committee and appropriate officers of the Company, establish the agenda for each Committee meeting. Each Committee member may submit items to be included on the agenda. Committee members may also raise subjects that are not on the agenda at any meeting. The Committee shall conduct its business as provided in the Company's code of regulations. The Committee Chair shall supervise the conduct of the meetings and shall have other responsibilities which the Committee may designate from time to time.

The Committee may request any officer or employee of the Company, or any representative of the Company's advisors, to attend a meeting or to meet with any members or representatives of the Committee.

RESOURCES AND AUTHORITY

The Committee shall have appropriate resources and authority to discharge its responsibilities, including appropriate funding in such amount as the Committee deems necessary, to compensate any consultants and any independent advisors retained by the Committee. The Committee shall have the sole authority to engage search firms to assist in the identification of director candidates and the sole authority to set the fees


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and other retention terms of such search firms. The Committee may also retain independent counsel and other independent advisors to assist it in carrying out its responsibilities.

ANNUAL REVIEW

At least annually, the Committee shall (a) review this Charter with the Board and recommend any changes to the Board and (b) evaluate its performance against the requirements of this Charter and review this evaluation with the Board. The evaluation shall include the goals and objectives of the Committee for the upcoming year. The Committee shall conduct its review and evaluation in such manner as it deems appropriate.

Consistent with the New York Stock Exchange listing requirements, this Charter will be included on the Company's website and will be made available upon request sent to the Company's Secretary. The Company's annual report to shareholders will state that this Charter is available on the Company's website and will be available upon request sent to the Company's Secretary.


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